Exhibit 10.1

TRINET GROUP, INC.

2000 EQUITY INCENTIVE PLAN

ADOPTED: NOVEMBER 22, 2000

APPROVED BY STOCKHOLDERS: NOVEMBER 23, 2000

AMENDMENT AND RESTATEMENT ADOPTED BY BOARD: JUNE 3, 2005

AMENDMENT AND RESTATEMENT APPROVED BY STOCKHOLDERS: JUNE 29, 2005

TERMINATION DATE: NOVEMBER 21, 2010

1.	GENERAL.

(a) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are Employees, Directors and Consultants. The persons eligible to receive Non-Employee Director Stock Options are the Non-Employee Directors.

(b) Available Stock Awards. The Plan provides for the grant of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Purchase Awards, (iv) Stock Bonus Awards, (v) Stock Appreciation Rights, (vi) Stock Unit Awards, and (vii) Other Stock Awards. The Plan also provides for non-discretionary grants of Nonstatutory Stock Options to Non-Employee Directors.

(c) General Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Stock Awards as set forth in Section 1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2.	DEFINITIONS.

As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “Affiliate” means (i) any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and (ii) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The Board shall have the authority to determine (i) the time or times at which the ownership tests are applied, and (ii) whether “Affiliate” includes entities other than corporations within the foregoing definition.

(b) “Board” means the Board of Directors of the Company.

(c) “Capitalization Adjustment” has the meaning ascribed to that term in Section 12(a).

(d) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition.

The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 3(c).

(g) “Common Stock” means the common stock of the Company.

(h) “Company” means TriNet Group, Inc., a Delaware corporation.

(i) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the Board of Directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(j) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

(k) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(l) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(m) “Director” means a member of the Board.

(n) “Disability” means the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of that person’s position with the Company or an Affiliate because of the sickness or injury of the person.

(o) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan. Notwithstanding the foregoing, no person who provides services to a TriNet Subscriber shall be considered an “Employee” for purposes of this Plan on account of such person’s provision of such services.

(p) “Entity” means a corporation, partnership or other entity.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the effective date of the Plan as set forth in Section 15, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(s) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value means, as of any date, the value of the Common Stock determined in good faith by the Board, and in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations.

(t) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(v) “Non-Employee Director Stock Option” means a Nonstatutory Stock Option granted pursuant to Section 7 hereof.

(w) “Non-Employee Director Stock Option Agreement” means a written agreement between the Company and a Non-Employee Director evidencing the terms and conditions of a Non-Employee Director Stock Option grant. Each Non-Employee Director Stock Option Agreement shall be subject to the terms and conditions of the Plan.

(x) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(y) “Officer” means any person designated by the Company as an officer.

(z) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(aa) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(bb) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(cc) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 8(e).

(dd) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ee) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(ff) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(gg) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(hh) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) net earnings; (v) total shareholder return; (vi) return on equity; (vii) return on assets, investment, or capital employed; (viii) operating margin; (ix) gross margin; (x) operating income; (xi) net income (before or after taxes); (xii) net operating income; (xiii) net operating income after tax; (xiv) pre- and after-tax income; (xv) pre-tax profit; (xvi) operating cash flow; (xvii) sales or revenue targets; (xviii) increases in revenue or product revenue; (xix) expenses and cost reduction goals; (xx) improvement in or attainment of expense levels; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) customer satisfaction; (xxx) total stockholder return; (xxxi) stockholders’ equity; and (xxxii) other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(ii) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. The Board is authorized at any time in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; or (c) in view of the Board’s assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. Specifically, the Board is authorized to make adjustment in the method of calculating attainment of Performance Goals and objectives for a Performance Period as follows: (i) to exclude the dilutive effects of acquisitions or joint ventures; (ii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; and (iii) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends. In addition, with respect to Performance Goals established for Participants who are not Covered Employees, and who will not be Covered Employees at the time the compensation will be paid, the Board is authorized to make adjustment in the method of calculating attainment of Performance Goals and objectives for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects to any statutory adjustments to corporate tax rates; (v) to exclude the impact of any “extraordinary items” as determined under generally accepted accounting principles; and (vi) to exclude any other unusual, non-recurring gain or loss or other extraordinary item.

(jj) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Board may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award.

(kk) “Plan” means this TriNet Group, Inc. 2005 Equity Incentive Plan.

(ll) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(mm) “Securities Act” means the Securities Act of 1933, as amended.

(nn) “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 8(d).

(oo) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(pp) “Stock Award” means any right granted under the Plan, including an Option, a Stock Purchase Award, Stock Bonus Award, a Stock Appreciation Right, a Stock Unit Award, or any Other Stock Award.

(qq) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(rr) “Stock Bonus Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 8(a).

(ss) “Stock Bonus Award Agreement” means a written agreement between the Company and a holder of a Stock Bonus Award evidencing the terms and conditions of a Stock Bonus Award grant. Each Stock Bonus Award Agreement shall be subject to the terms and conditions of the Plan.

(tt) “Stock Purchase Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 8(a).

(uu) “Stock Purchase Award Agreement” means a written agreement between the Company and a holder of a Stock Purchase Award evidencing the terms and conditions of a Stock Purchase Award grant. Each Stock Purchase Award Agreement shall be subject to the terms and conditions of the Plan.

(vv) “Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 8(c).

(ww) “Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Stock Unit Award evidencing the terms and conditions of a Stock Unit Award grant. Each Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(xx) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(yy) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

3.	ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee, as provided in Section 3(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (1) which of the persons eligible under the Plan shall be granted Stock Awards; (2) when and how each Stock Award shall be granted; (3) what type or combination of types of Stock Award shall be granted; (4) the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and (5) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To effect, at any time and from time to time, with the consent of any adversely affected Optionholder, (1) the reduction of the exercise price of any outstanding Option under the Plan; (2) the cancellation of any outstanding Option under the Plan and the grant in substitution therefor of (a) a new Option under the Plan or another equity plan of the Company covering the same or a different number of shares of Common Stock, (b) a Stock Purchase Award, (c) a Stock Bonus Award, (d) a Stock Appreciation Right, (e) a Stock Unit Award, (f) an Other Stock Award, (g) cash, and/or (h) other valuable consideration (as determined by the Board, in its sole discretion); or (3) any other action that is treated as a repricing under generally accepted accounting principles.

(iv) To amend the Plan or a Stock Award as provided in Section 13.

(v) To terminate or suspend the Plan as provided in Section 14.

(vi) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(vii) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Committee Composition when Common Stock is Publicly Traded. At such time as the Common Stock is publicly traded, in the sole discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (1) delegate to a committee of one or more members of the Board who need not be Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or) (2) delegate to a committee of one or more members of the Board who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d) Delegation to an Officer. The Board may delegate to one or more Officers of the Company the authority to do one or both of the following (i) designate Officers and Employees of the Company or any of its Subsidiaries to be recipients of Stock Awards and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Officers and Employees of the Company; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 3(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 2(s)(ii) above.

(e) Limitation on Delegation. Notwithstanding anything to the contrary in this Section 3, the Board may not delegate the administration of the Plan to a Committee to the extent that such administration would in any way affect Non-Employee Director Stock Options described in Section 7.

(f) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to the provisions of Section 12(a) relating to Capitalization Adjustments, the number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate three million nine hundred eighty-three thousand seventy-two (3,983,072) shares of Common Stock (the “Reserved Shares”).

(b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, if any shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, or if any shares of Common Stock are cancelled in accordance with the cancellation and regrant provisions of Section 3(b)(iii), then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld for the payment of taxes or the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant shall remain available for issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall remain available for issuance under the Plan. Notwithstanding anything to the contrary in this Section 4(b), subject to the provisions of Section 12(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be four million (4,000,000) shares of Common Stock.

(c) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

(d) Share Reserve Limitation. To the extent required by Section 260.140.45 of Title 10 of the California Code of Regulations, the total number of shares of Common Stock issuable upon exercise of all outstanding Options and the total number of shares of Common

Stock provided for under any stock bonus or similar plan of the Company shall not exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Section 260.140.45 of Title 10 of the California Code of Regulations, based on the shares of Common Stock of the Company that are outstanding at the time the calculation is made.

5.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b) Ten Percent Stockholders.

(i) A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(ii) A Ten Percent Stockholder shall not be granted a Nonstatutory Stock Option unless the exercise price of such Option is at least (i) one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant or (ii) such lower percentage of the Fair Market Value of the Common Stock on the date of grant as is permitted by Section 260.140.41 of Title 10 of the California Code of Regulations at the time of the grant of the Option.

(iii) A Ten Percent Stockholder shall not be granted a Restricted Stock Award or Stock Appreciation Right (if such award could be settled in shares of Common Stock), unless the purchase price of the restricted stock is at least (i) one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant or (ii) such lower percentage of the Fair Market Value of the Common Stock on the date of grant as is permitted by Section 260.140.42 of Title 10 of the California Code of Regulations at the time of the grant of the award.

(c) Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, either the offer or the sale of the Company’s securities to such Consultant is not exempt under Rule 701 of the Securities Act (“Rule 701”) because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other provision of Rule 701.

6.	OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. The Board shall determine the term of an Option; provided, however, that subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date of grant.

(b) Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

(c) Exercise Price of a Nonstatutory Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

(d) Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 6(d) are:

(i) by cash or check;

(ii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iii) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such holding back of whole shares; provided, however, shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (i) shares are used to pay the exercise price pursuant to the “net exercise,” (ii) shares are delivered to the Participant as a result of such exercise, and (iii) shares are withheld to satisfy tax withholding obligations;

(iv) according to a deferred payment or similar arrangement with the Optionholder; provided, however, that interest shall compound at least annually and shall be charged at the minimum rate of interest necessary to avoid (i) the imputation of interest income to the Company and compensation income to the Optionholder under any applicable provisions of the Code, and (ii) the treatment of the Option as a variable award for financial accounting purposes; or

(v) in any other form of legal consideration that may be acceptable to the Board.

(e) Transferability of Options. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

(i) Restrictions on Transfer. An Option (i) shall not be transferable except by will or by the laws of descent and distribution and, in the case of a Nonstatutory Stock Option, to the extent provided in the Option Agreement, to such further extent as permitted by Section 260.140.41(d) of Title 10 of the California Code of Regulations at the time of the grant of the Option, and (ii) shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order.

(iii) Beneficiary Designation. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(f) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(g) Minimum Vesting. Notwithstanding the foregoing Section 6(f), to the extent that the following restrictions on vesting are required by Section 260.140.41(f) of Title 10 of the California Code of Regulations at the time of the grant of the Option, then:

(i) Options granted to an Employee who is not an Officer, Director or Consultant shall provide for vesting of the total number of shares of Common Stock at a rate of at least twenty percent (20%) per year over five (5) years from the date the Option was granted, subject to reasonable conditions such as continued employment; and

(ii) Options granted to Officers, Directors or Consultants may be made fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company.

(h) Termination of Continuous Service. In the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement, which period shall not be less than thirty (30) days unless such termination is for cause), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(i) Extension of Termination Date. An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

(j) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement, which period shall not be less than six (6) months), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(k) Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement, which period shall not be less than six (6) months), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(l) Early Exercise. The Option may include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Subject to the “Repurchase Limitation” in Section 11(h), any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. Provided that the “Repurchase Limitation” in Section 11(h) is not violated, the Company shall not be required to exercise its repurchase option until at least six (6) months (or such longer or shorter period of time necessary to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

(m) Right of Repurchase. Subject to the “Repurchase Limitation” in Section 11(h), the Option may, but need not, include a provision whereby the Company may elect to repurchase all or any part of the vested shares of Common Stock acquired by the Optionholder pursuant to the exercise of the Option. Provided that the “Repurchase Limitation” in Section 11(h) is not violated, the Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless otherwise specifically provided in the Option.

(n) Right of First Refusal. The Option may, but need not, include a provision whereby the Company may elect to exercise a right of first refusal following receipt of notice from the Optionholder of the intent to transfer all or any part of the shares of Common Stock received upon the exercise of the Option. Except as expressly provided in this Section 6(n) or in the Stock Award Agreement for the Option, such right of first refusal shall otherwise comply with any applicable provisions of the Bylaws of the Company. The Company will not exercise its right of first refusal until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless otherwise specifically provided in the Option.

(o) Re-Load Options.

(i) Without in any way limiting the authority of the Board to make or not to make grants of Options hereunder, the Board shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionholder to a further Option (a “Re-Load Option”) in the event the Optionholder exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Unless otherwise specifically provided in the Option, the Optionholder shall not surrender shares of Common Stock acquired, directly or indirectly from the Company, unless such shares have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

(ii) Any such Re-Load Option shall (1) provide for a number of shares of Common Stock equal to the number of shares of Common Stock surrendered as part or all of the exercise price of such Option; (2) have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (3) have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option shall be subject to the same exercise price and term provisions heretofore described for Options under the Plan.

(iii) Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on the exercisability of Incentive Stock Options described in subsection 11(d) and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares of Common Stock under subsection 4(a) and shall be subject to such other terms and conditions as the Board may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7.	NON-EMPLOYEE DIRECTOR STOCK OPTIONS.

Without any further action of the Board, each Non-Employee Director shall be granted Nonstatutory Stock Options as described in subsections 7(a) and 7(b) (collectively, “Non-Employee Director Stock Options”). Each Non-Employee Director Stock Option shall include the substance of the terms set forth in subsections 7(c) through 7(k).

(a) Initial Grants. Upon the effectiveness of the Plan, each person who is then serving as a Non-Employee Director automatically shall be granted a Nonstatutory Stock Option to purchase two thousand five hundred (2,500) shares of Common Stock on the terms and conditions set forth herein (each an “Initial Grant”). Following the Effective Date, each person who is elected for the first time to be a Non-Employee Director automatically shall, upon the date of his initial election or appointment, receive an Initial Grant.

(b) Annual Grants. On the day following each Annual Meeting commencing with the Annual Meeting in 2001, each person who is then a Non-Employee Director automatically shall be granted an Annual Grant to purchase one thousand five hundred (1,500) shares of Common Stock on the terms and conditions set forth herein; and further provided, however, that if the person has not been serving as a Non-Employee Director for the entire period since the preceding Annual Meeting, then the number of shares subject to the Annual Grant shall be reduced pro rata for each full quarter prior to the date of grant during which such person did not serve as a Non-Employee Director.

(c) Term. Each Non-Employee Director Stock Option shall have a term of ten (10) years from the date it is granted.

(d) Exercise Price. The exercise price of each Non-Employee Director Stock Option shall be one hundred percent (100%) of the Fair Market Value of the stock subject to the Non-Employee Director Stock Option on the date of grant. Notwithstanding the foregoing, a Non-Employee Director Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Non-Employee Director Stock Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(e) Vesting. Each Non-Employee Director Stock Option shall vest in equal twelve (12) installments over a one (1) year period following the date on which it is granted.

(f) Consideration. The purchase price of stock acquired pursuant to a Non-Employee Director Stock Option may be paid, to the extent permitted by applicable statutes and regulations, in any combination of (i) cash or check, (ii) in the Company’s sole discretion at the time the Non-Employee Director Stock Option is exercised and provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds, (iii) provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery of already-owned shares of Common Stock either that the Non-Employee Director has held for the period required to avoid a charge to the Company’s reported earnings (generally six months) or that the Non-Employee did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise, or (iv) by a “net exercise” arrangement (as described in Section 6(d)(iii)). “Delivery” for these purposes, in the sole discretion of the Company at the time of exercise of the Non-Employee Director Stock Option, shall include delivery to the Company of the Non-Employee Director’s attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, a Non-Employee Director may not exercise a Non-Employee Director Stock Option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(g) Transferability. A Non-Employee Director Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Non-Employee Director only by the Non-Employee Director. Notwithstanding the foregoing, (i) an Option may be transferred pursuant to a domestic relations order and (ii) the Non-Employee Director may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Non-Employee Director, shall thereafter be entitled to exercise the Non-Employee Director Stock Option.

(h) Termination of Continuous Service. In the event a Non-Employee Director’s Continuous Service terminates (other than upon the Non-Employee Director’s death or Disability), the Non-Employee Director may exercise his or her Non-Employee Director Stock Option (to the extent that the Non-Employee Director was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Non-Employee Director’s Continuous Service, or (ii) the expiration of the term of the Non-Employee Director Stock Option as set forth in the Non-Employee Director Stock Option Agreement. If the Non-Employee Director does not exercise his or her Non-Employee Director Stock Option within the time specified in the Non-Employee Director Stock Option Agreement, the Non-Employee Director Stock Option shall terminate.

(i) Extension of Termination Date. If the exercise of the Non-Employee Director Stock Option following the termination of the Non-Employee Director’s Continuous Service (other than upon the Non-Employee Director’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Non-Employee Director Stock Option shall terminate on the earlier of (i) the expiration of the term of the Non-Employee Director Stock Option set forth in subsection 7(c) or (ii) the expiration of a period of three (3) months after the termination of the Non-Employee Director’s Continuous Service during which the exercise of the Non-Employee Director Stock Option would not violate such registration requirements.

(j) Disability of Non-Employee Director. In the event a Non-Employee Director’s Continuous Service terminates as a result of the Non-Employee Director’s Disability, the Non-Employee Director may exercise his or her Non-Employee Director Stock Option (to the extent that the Non-Employee Director was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination or (ii) the expiration of the term of the Non-Employee Director Stock Option as set forth in the Non-Employee Director Stock Option Agreement. If the Non-Employee Director does not exercise his or her Non-Employee Director Stock Option within the time specified herein, the Non-Employee Director Stock Option shall terminate.

(k) Death of Non-Employee Director. In the event (i) a Non-Employee Director’s Continuous Service terminates as a result of the Non-Employee Director’s death or (ii) the Non-Employee Director dies within the three-month period after the termination of the Non-Employee Director’s Continuous Service for a reason other than death, then the Non-Employee Director Stock Option may be exercised (to the extent the Non-Employee Director was entitled to exercise the Non-Employee Director Stock Option as of the date of death) by the Non-Employee Director’s estate, by a person who acquired the right to exercise the Non-Employee Director Stock Option by bequest or inheritance or by a person designated to exercise the Non-Employee Director Stock Option upon the Non-Employee Director’s death, but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death or (2) the expiration of the term of such Non-Employee Director Stock Option as set forth in the

Non-Employee Director Stock Option Agreement. If the Non-Employee Director Stock Option is not exercised within the time specified herein, the Non-Employee Director Stock Option shall terminate.

8.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a) Stock Bonus Awards. Each Stock Bonus Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. At the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Stock Bonus Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Stock Bonus Award Agreements may change from time to time, and the terms and conditions of separate Stock Bonus Award Agreements need not be identical, provided, however, that each Stock Bonus Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Stock Bonus Award may be awarded in consideration for (i) past services actually rendered to the Company or an Affiliate, or (ii) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Stock Bonus Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Stock Bonus Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Stock Bonus Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Bonus Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Stock Bonus Award Agreement remains subject to the terms of the Stock Bonus Award Agreement.

(b) Stock Purchase Awards. Each Stock Purchase Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. At the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Stock Purchase Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Stock Purchase Award Agreements may change from time to time, and the terms and conditions of separate Stock Purchase Award Agreements need not be identical, provided, however, that each Stock Purchase Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Purchase Price. At the time of the grant of a Stock Purchase Award, the Board will determine the price to be paid by the Participant for each share subject to the Stock Purchase Award. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the price to be paid by the Participant for each share subject to the Stock Purchase Award shall not be less than eighty-five percent (85%) of the Common Stock’s Fair Market Value on the date such award is made or at the time the purchase is consummated. To the extent required by applicable law, the price to be paid by the Participant for each share of the Stock Purchase Award will not be less than the par value of a share of Common Stock.

(ii) Consideration. At the time of the grant of a Stock Purchase Award, the Board will determine the consideration permissible for the payment of the purchase price of the Stock Purchase Award. The purchase price of Common Stock acquired pursuant to the Stock Purchase Award shall be paid either: (i) in cash or by check at the time of purchase, (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant, (iii) by past services rendered to the Company, or (iv) in any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

(iii) Vesting. Subject to the “Repurchase Limitation” in Section 11(h), shares of Common Stock acquired under a Stock Purchase Award may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv) Termination of Participant’s Continuous Service. Subject to the “Repurchase Limitation” in Section 11(h), in the event that a Participant’s Continuous Service terminates, the Company shall have the right, but not the obligation, to repurchase or otherwise reacquire, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Stock Purchase Award Agreement. Provided that the “Repurchase Limitation” in Section 11(h) is not violated, the Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the purchase of stock acquired pursuant to the Stock Purchase Award unless otherwise determined by the Board or provided in the Stock Purchase Award agreement.

(v) Transferability. Rights to purchase or receive shares of Common Stock granted under a Stock Purchase Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Purchase Award Agreement, as the Board shall determine in its sole discretion, and so long as Common Stock awarded under the Stock Purchase Award remains subject to the terms of the Stock Purchase Award Agreement.

(c) Stock Unit Awards. Each Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Stock Unit Award Agreements need not be identical, provided, however, that each Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Stock Unit Award after the vesting of such Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Stock Unit Award, as determined by the Board and contained in the Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Stock Unit Award Agreement, such portion of the Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(d) Stock Appreciation Rights. Stock Appreciation Rights may only be granted under the Plan if the Board determines that such Stock Appreciation Rights do not constitute deferred compensation subject to Section 409A of the Code. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right

Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Strike Price and Calculation of Appreciation. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (i) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (ii) an amount (the strike price) that will be determined by the Board at the time of grant of the Stock Appreciation Right (subject to the provisions Section 5(b) regarding Ten Percent Stockholders).

(ii) Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate; provided, however, that a Stock Appreciation Right that could be settled in shares of Common Stock shall be subject to the provision of Section 11(h).

(iii) Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(iv) Payment. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(v) Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

(e) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 8. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

9.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

10.	USE OF PROCEEDS FROM SALES OF COMMON STOCK.

Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

11.	MISCELLANEOUS.

(a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or any Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to the Company’s earnings for financial accounting purposes).

(g) Information Obligation. To the extent required by Section 260.140.46 of Title 10 of the California Code of Regulations, the Company shall deliver financial statements to Participants at least annually. This Section 11(g) shall not apply to key Employees whose duties in connection with the Company assure them access to equivalent information.

(h) Repurchase Limitation. The terms of any repurchase option shall be specified in the Stock Award, and the repurchase price may be either the Fair Market Value of the shares of Common Stock on the date of termination of Continuous Service or the lower of (i) the Fair Market Value of the shares of Common Stock on the date of repurchase or (ii) their original purchase price. To the extent required by Section 260.140.41 and Section 260.140.42 of Title 10 of the California Code of Regulations at the time a Stock Award is made, any repurchase option contained in a Stock Award granted to a person who is not an Officer, Director or Consultant shall be upon the terms described below:

(i) Fair Market Value. If the repurchase option gives the Company the right to repurchase the shares of Common Stock upon termination of Continuous Service at not less than the Fair Market Value of the shares of Common Stock to be purchased on the date of termination of Continuous Service, then (i) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares of Common Stock within ninety (90) days of termination of Continuous Service (or in the case of shares of Common Stock issued upon exercise of Stock Awards after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Company and the Participant (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code regarding “qualified small business stock”) and (ii) the right terminates when the shares of Common Stock become publicly traded.

(ii) Original Purchase Price. If the repurchase option gives the Company the right to repurchase the shares of Common Stock upon termination of Continuous Service at the lower of (i) the Fair Market Value of the shares of Common Stock on the date of repurchase or (ii) their original purchase price, then (x) the right to repurchase at the original purchase price shall lapse at the rate of at least twenty percent (20%) of the shares of Common Stock per year over five (5) years from the date the Stock Award is granted (without respect to the date the Stock Award was exercised or became exercisable) and (y) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares of Common Stock within ninety (90) days of termination of Continuous Service (or in the case of shares of Common Stock issued upon exercise of Options after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Company and the Participant (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code regarding “qualified small business stock”).

(i) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

(j) Performance Stock Awards. A Stock Award may be granted, may vest, or may be exercised based upon service conditions, upon the attainment during a Performance

Period of certain Performance Goals, or both. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Board in its sole discretion.

12.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

(a) Capitalization Adjustments. If any change is made in, or other events occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the effective date of the Plan set forth in Section 15 without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”)), the Plan shall be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Sections 4(a) and 4(b), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards shall terminate immediately prior to such event.

(c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of the Stock Award:

(i) Stock Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 3.

(ii) Stock Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

(iii) Stock Awards Held by Former Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv) Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (i) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award, over (ii) any exercise price payable by such holder in connection with such exercise.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

13.	AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a) Amendment of Plan. Subject to the limitations, if any, of applicable law, the Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable law.

(b) Stockholder Approval. The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.

(c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

(e) Amendment of Stock Awards. The Board, at any time and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

14.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

15.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective upon its adoption by the Board, but no Stock Award shall be exercised (or, in the case of a Stock Purchase Award, Stock Bonus Award, Stock Unit Award, or Other Stock Award shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

16.	CHOICE OF LAW.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.